UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

SHOREPOWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15913	06-1120072
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5289 NE Elam Young Pkwy. Suite 180 Hillsboro, OR	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 892-7345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	SPEV	OTC ID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 17, 2026, the registrant, Shorepower Technologies, Inc. a Delaware corporation (“Shorepower” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aeternum Health LLC, a Delaware limited liability company (“Aeternum Health”) under which Aeternum Health will be merged with and into Shorepower with Shorepower being the surviving entity (the “Merger”). Under the terms of the Merger Agreement, Jeff Kim, the President and CEO of Shorepower, will resign as an officer and as the sole director of Shorepower and will appoint the Manager of Aeternum Health, Paul Mann, as President and CEO of the Company and its sole member of the Board of Directors. The Company will then spin out its current assets involving the design, manufacturing and operation of transportation electrification equipment for Truck Stops, electric Transport Refrigeration Units and Electric Vehicle Supply Equipment and focus on developing services, products and solutions to increase longevity and achieve optimal health.

Under the terms of the Merger Agreement, Shorepower will issue to the sole member of Aeternum Health, Paul Mann, shares of Shorepower common stock constituting a 51% ownership of Shorepower and 2,000,000 shares of Series B preferred stock, each share of the Series B preferred stock having the voting power of 40 shares of Shorepower common stock. As consideration for the Merger, all the assets of Aeternum Health will be transferred to the Surviving Corporation. These assets will consist of, at a minimum, (a) know-how and data from a single patient relating to a novel peptide mix in development for longevity and anti-aging, and any IP resulting from or developed from the know-how and data collected; (b) a minimum of $1.5 million cash and (c) a business relating to the commercialization of this novel peptide mix. Aeternum Health was formed in October 2025 in anticipation of the Merger and is in the process of acquiring the referenced assets for the closing of the Merger.

Under the terms of the Merger Agreement, Jeff Kim has agreed to cancel 8,287,500 shares of Shorepower common stock that he now owns as of the closing date and following two anticipated mergers in the healthcare industry to be arranged by Aeternum Health after the closing date, Jeff Kim will agree to cancel an additional 2,275,000 shares of Shorepower common stock he now owns and at the third closing, Jeff Kim will cancel an additional 2,527,258 shares of Shorepower common stock that he now owns for a total cancellation of 13,000,000 shares of his current ownership of Shorepower common stock.

In accordance with the terms of the Merger Agreement, Shorepower will change its name to Aeternum Health, request a new trading symbol through FINRA and increase its authorized shares from 100 million to 250 million to achieve the Company’s new business plan following the closing date of the Merger.

The closing of the Merger is subject to customary closing conditions, including Shorepower receiving the audited financial statements from Aeternum Health since its inception in October 2025.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Merger Agreement, Shorepower will issue to Paul Mann, the current Manager of Aeturnum Health, 51% of the issued and outstanding shares of the Company as of the closing date. The description of the issuance of these securities set forth under Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

Paul Mann, the current Manager of Aeternum Health, will assume control of the Company following the issuance of approximately 51% of the issued and outstanding shares of the Company’s common stock and transfer of 2,000,000 shares of Series B preferred stock that has the voting power of 40 shares of common stock for each share of Series B preferred stock. The description of the change of control is set forth under Item 2.01 of this Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On the closing date of the Merger, Jeff Kim will resign as President and CEO and as the sole member of the Company’s Board of Directors and will appoint Paul Mann to these positions. The description of the departure of Jeff Kim as an officer and director of the Company and his appointment of Paul Mann to these positions is set forth under Item 2.01 of this Form 8-K and is incorporated herein by reference. The description of the change in officers and directors of the Company set forth under Item 2.01 of this Form 8-K and is incorporated herein by reference.

Paul E. Mann , age 49, has, since September 2021, served as Chairman of the Board of Directors and Chief Executive Officer of ASP Isotopes Inc. (“ASP”) (Nasdaq:ASPI), a company that he co-founded in September 2021, and until September 2022 also served as its Chief Financial Officer. From April 2020 to April 2022, he was responsible for healthcare investments at DSAM Partners LLC, a global hedge fund and from June 2018 until April 2020, Mr. Mann was Chief Financial Officer of PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company. From July 2016 to June 2018, he was a portfolio manager at Highbridge Capital where he managed investments in healthcare and biotechnology. From August 2013 to March 2016, Mr. Mann worked at Soros Fund Management where he was responsible for billions of dollars of investments in healthcare and chemicals companies. During his career as a healthcare and chemicals investor, Mr. Mann has helped create and fund numerous early stage and start-up companies. Prior to moving to the buy-side, Mr. Mann spent 11 years as a sell-side analyst at Morgan Stanley and Deutsche Bank. He co-managed the healthcare research team at Morgan Stanley, one of the top ranked teams in Institutional Investor, Greenwich and Reuters. He was also corporate broker to over half the UK Pharmaceutical Companies. Mr. Mann started his career as a research scientist at Procter and Gamble, and he is named as the inventor of numerous skin creams in the Oil of Olay range of cosmetics. Between 2000 and 2023 Mr. Mann was a nonexecutive, independent director at Abeona Therapeutics (Nasdaq: ABEO), where he was the chair of the audit committee, and he is currently a director at Healthtech Solution Inc. (OTC: HLTT), where he is chairman of the board and serves on the audit committee. He was the co-founder and Chairman of Varian Biopharma, a private biotechnology company focused on precision oncology until its sale in 2023. Mr. Mann has an MA (Cantab) and an MEng from Cambridge University, UK where he studied Natural Sciences and Chemical Engineering, and he is a CFA charter holder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Under the terms of the Merger Agreement, the Company will file a certificate of amendment to its Certificate of Incorporation to change its name to Aeternum Health Inc. and to increase the number of its authorized shares of common stock to 250 million. The description of the amendments to the Company’s Certificate of Incorporation following the closing of the Merger is set forth under Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

(a) Financial statements of businesses acquired.

The financial statements of Aeternum Health required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of this Current Report on Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the Securities and Exchange Commission.

(b) Pro forma financial information.

The pro forma financial statements of the Company required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the Securities and Exchange Commission.

(d) Exhibits

2.1	Agreement and Plan of Merger of Shorepower Technologies, Inc. and Aeternum Health LLC dated February 17, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2026	Shorepower Technologies, Inc.

	By:	/s/ Jeff Kim
Jeff Kim
President and Chief Executive Officer

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